Exhibit 99.2

Cellectar Biosciences to Present at Two Upcoming Investor Conferences

FLORHAM PARK, N.J., September 10, 2020 -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer, today announced James Caruso, president and CEO, will present at the following investor conferences in September and be available for 1x1 meetings:

H.C. Wainwright 22nd Annual Global Investment Conference

Date:	Tuesday, September 15, 2020
Time:	3:30 pm Eastern Time
Format:	Virtual Presentation and 1x1 meetings

Oppenheimer Fall Healthcare Life Sciences & MedTech Summit

Date:	Monday, September 21, 2020
Time:	4:10 pm Eastern Time
Format:	Virtual Presentation and 1x1 meetings

A replay of the presentation and webcast will be on the Investor Relations section of the company’s website available for 90 days here.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery, development and commercialization of drugs for the treatment of cancer. The company is developing proprietary drugs independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop PDCs that specifically target cancer cells, delivering improved efficacy and better safety as a result of fewer off-target effects. The company’s PDC platform possesses the potential for the discovery and development of the next-generation of cancer-targeting treatments, and it plans to develop PDCs independently and through research and development collaborations.

The company’s lead PDC therapeutic, CLR 131, is currently in two clinical studies. The CLOVER-1 Phase 2 study completed the Part A dose-exploration portion, conducted in relapsed/refractory (r/r) B-cell malignancies, and is now enrolling in the Part B expansion cohorts evaluating a two cycle dosing regimen that provides approximately 100 mCi total body dose of CLR 131 in r/r multiple myeloma (MM) and lymphoplasmacytic lymphoma/Waldenstrom’s macroglobulinemia (LPL/WM). The data from the Part A portion was announced on February 19, 2020.

The Phase 1 pediatric study is an open-label, sequential-group, dose-escalation study to evaluate the safety and tolerability of CLR 131 in children and adolescents with relapsed or refractory cancers, including malignant brain tumors, neuroblastoma, sarcomas, and lymphomas (including Hodgkin’s lymphoma). The Phase 1 study is being conducted internationally at seven leading pediatric cancer centers.

The company’s product pipeline includes one preclinical PDC chemotherapeutic program (CLR 1900) and multiple partnered PDC assets.

For more information, please visit www.cellectar.com or join the conversation by liking and following us on the company’s social media channels: Twitter, LinkedIn, and Facebook.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes including our expectations of the impact of the recent COVID-19 pandemic. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the disruptions at our sole source supplier of CLR 131, the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, patient enrollment and the completion of clinical studies, the FDA review process and other government regulation, our ability to maintain orphan drug designation in the United States for CLR 131, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements. These forward looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

Investors:

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com